EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Nicolet Bankshares, Inc. on Form S-8 of our report dated January 31, 2002, except for Note 14, as to which the date is June 6, 2002, which is included in the Registration Statement on Form SB-2 of Nicolet Bankshares, Inc. (Regis. No. 333-90052).


                                                  /S/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
August 5, 2002


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